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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  May 1, 1999
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                          New Horizons Worldwide, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-17840                 22-2941704
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(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)


500 Campus Drive                         Morganville, New Jersey           07751
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (732) 536-8501
                                                  ------------------------------

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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.           Acquisition or Disposition of Assets.
                  -------------------------------------

                  On May 1, 1999, New Horizons Worldwide, Inc. (the "Company"), through its indirect wholly-owned subsidiary, NHCLC of San Antonio, Inc. ("NHCLC-San Antonio"), a Delaware corporation, acquired from SA Horizons Education, Inc. ("San Antonio-Seller"), a Texas corporation, substantially all of the assets (consisting primarily of cash, equipment, certain intellectual property and contract rights, accounts receivable and inventory) (collectively, the "San Antonio Assets") used in connection with San Antonio-Seller's computer training business (the "San Antonio Business"). The acquisition was accomplished pursuant to an Asset Purchase Agreement dated May 6, 1999, but effective for certain purposes as of May 1, 1999, among San Antonio-Seller, Michael V. Newman, NHCLC-San Antonio, and the Company (the "San Antonio Agreement"). A copy of the San Antonio Agreement is filed as Exhibit 2.1 hereto.

                  As consideration for this acquisition, NHCLC-San Antonio and the Company delivered to San Antonio-Seller at Closing (as defined in the San Antonio Agreement) $3,800,000 in cash and 50,595 shares of common stock, $.01 par value, of the Company. Additionally, $200,000 was retained by the Company in an interest-bearing account, to be paid to San Antonio-Seller following the Net Worth Adjustment (as defined in the San Antonio Agreement). The purchase price and other terms of the San Antonio Agreement were determined through arms-length negotiations. Prior to Closing, San Antonio-Seller was a franchisee of New Horizons Computer Learning Centers, Inc. ("NHCLC"), a wholly-owned subsidiary of New Horizons Education Corporation, which, in turn, is a wholly-owned subsidiary of the Company. The franchise agreement between San Antonio-Seller and NHCLC was terminated at Closing. Except for an employment agreement entered into as of the Closing with Michael V. Newman, there are no material relationships between the Company and San Antonio-Seller or any of their respective affiliates, shareholders, directors or officers.

                  The Company paid the cash portion of the purchase price with funds on hand obtained from its normal business operations.

                  The San Antonio Business provides computer training services to individuals and businesses in and around the San Antonio, Texas area. The Company intends to cause NHCLC-San Antonio to utilize the San Antonio Assets in order to operate the San Antonio Business substantially as operated prior to its acquisition.

Item 5.           Other Events.
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                  The Company issued a News Release on May 7, 1999, a copy of which is filed as Exhibit 99.1.

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Item 7.           Financial Statements, Pro Forma Financial Information and
                  ----------------------------------------------------------
                  Exhibits.
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                  (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The Company
has determined that the San Antonio Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore the financial statements of the San Antonio Business are not required to be filed pursuant to Rule 3-05(b) of Regulation S-X.

                  (b) PRO FORMA FINANCIAL INFORMATION. The Company has determined that the San Antonio Business is not a business as to which any one of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20 percent, and therefore pro forma financial information is not required to be filed pursuant to Article 11 of Regulation S-X.

                  (c)     Exhibits.
                          ---------

                  2.1 Asset Purchase Agreement, dated May 6, 1999, among San Antonio-Seller, Michael V. Newman, NHCLC-San Antonio, and the Company.*

                  10.1 Employee Agreement, dated May 6, 1999, between NHCLC-San Antonio and Michael V. Newman.

                  99.1    News Release from the Company, dated May 7, 1999.


* The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Asset Purchase Agreement to the Commission upon request.

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                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NEW HORIZONS WORLDWIDE, INC.



Date:  May 12, 1999                  By: /s/ Robert S. McMillan
                                        ----------------------------------
                                        Robert S. McMillan
                                        Vice President, Treasurer, & Chief
                                            Financial Officer

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                                  EXHIBIT INDEX
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                Exhibit                   Description of Exhibit
                -------                   ----------------------


                  2.1 Asset Purchase Agreement, dated May 6, 1999, among San Antonio-Seller, Michael V. Newman, NHCLC-San Antonio, and the Company.*

                  10.1 Employee Agreement, dated May 6, 1999, between NHCLC-San Antonio and Michael V. Newman.

                  99.1    News Release from the Company, dated May 7, 1999.



* The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Asset Purchase Agreement to the Commission upon request.

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